SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 14, 2005

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

At their meeting on February 8 and 9, 2005, the Board of Directors of Washington Group International, Inc. (the “Company”) and the Compensation Committee of the Board took several actions relating to the compensation of the five executive officers named in the 2004 proxy statement (the “Executives”).

First, they established the following base salaries for the Executives, effective as of February 26, 2005:

Name and Position	Base Salary

Stephen G. Hanks President and Chief Executive Officer	$800,000

Stephen M. Johnson Senior Executive Vice President – Business Development	$510,000

Thomas H. Zarges Senior Executive Vice President – Operations	$510,000

George H. Juetten Executive Vice President and Chief Financial Officer	$450,000

Ambrose L. Schwallie President of Defense	$425,000

Second, they approved grants of nonqualified stock options and restricted stock awards to the Executives under the Company’s 2004 Equity Incentive Plan, in the amounts and at the option exercise price set forth below:

Name	Stock Options	Exercise Price per Share of Options	Shares of Restricted Stock

Stephen G. Hanks	40,000	$42.25	13,400

Stephen M. Johnson	15,000	$42.25	5,000

Thomas H. Zarges	15,000	$42.25	5,000

George H. Juetten	12,500	$42.25	4,200

Ambrose L. Schwallie	9,000	$42.25	3,000

The forms of stock option agreement and restricted stock agreement are attached as Exhibits 10.1 and 10.2, respectively.

Third, the Compensation Committee established the performance measures for the fiscal 2005 annual incentives for the Executives and other participants in the Company’s stockholder-approved Short-Term Incentive Plan (the “Plan”).  A target incentive was established for each participant in the Plan, ranging from 25% to 120% of base salary, and performance measures and goals were set based on corporate net income, return on invested capital and, for business unit leaders, business unit new work margins, business unit net operating income and business unit return on capital employed.  The Compensation Committee also set the weighting factor assigned to each performance measure for each participant.  Minimum threshold levels of performance must be attained before any incentive is earned and the levels of incentives earned vary based upon specific performance levels.  Payout to any participant is capped at one and one-half times the target incentive.

Fourth, the Board of Directors, upon recommendation of the Compensation Committee, approved an amendment to the Company’s Short-Term Incentive Plan.  The Amendment (1) authorizes the Compensation Committee and the Board to reduce the amount of any Executive’s incentive award for any reason, (2) authorizes the CEO to reduce the amount of the incentive award for any participant who is not an Executive or officer of the Company, for any reason, (3) adds “employee development” as a nonquantifiable performance measure that may be considered in measuring the performance of certain participants and (4) adds “retirement” to the list of events that may justify payment of a prorated incentive award, in the Committee’s discretion, to a participant who terminates employment before incentive awards are paid.  The amendment is attached as Exhibit 10.3.

Item 9.01          Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1	2004 Equity Incentive Plan Option Rights Agreement

10.2	2004 Equity Incentive Plan Restricted Share Agreement

10.3	Amendment 1 to Short-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

	By:	/s/ Craig G. Taylor
	Name:	Craig G. Taylor
	Title:	Corporate Secretary

Dated: February 14, 2005